EXHIBIT 11

                 LEHMAN BROTHERS HOLDINGS INC. AND SUBSIDIARIES
                       COMPUTATION OF PER SHARE EARNINGS
                        (IN MILLIONS, EXCEPT SHARE DATA)

                                                   TWELVE MONTHS    ELEVEN MONTHS    TWELVE MONTHS
                                                       ENDED            ENDED            ENDED
                                                    NOVEMBER 30      NOVEMBER 30      DECEMBER 31
                                                       1995             1994             1993
                                                   -------------    -------------    -------------
PRIMARY:
Weighted average shares outstanding:
  Common stock..................................     104,535,218      105,436,860      105,608,423
  Common stock issuable.........................       8,420,122        2,532,543
  Common stock equivalents......................         459,344           61,389           73,056
                                                   -------------    -------------    -------------
Total...........................................     113,414,684      108,030,792      105,681,479
                                                   -------------    -------------    -------------
                                                   -------------    -------------    -------------
Income (loss) from continuing operations before
  cumulative effect of change in accounting
  principle.....................................   $       242.2    $       125.2    $      (291.0)
Net income from discontinued operations.........                                             189.4
Cumulative effect of change in accounting
principle.......................................                            (12.7)
                                                   -------------    -------------    -------------
Net income (loss)...............................           242.2            112.5           (101.6)
Preferred dividends.............................           (42.3)           (37.6)           (47.9)
                                                   -------------    -------------    -------------
Net income (loss) applicable to common stock....   $       199.9    $        74.9    $      (149.5)
                                                   -------------    -------------    -------------
                                                   -------------    -------------    -------------
Earnings Per Common Share:
Income (loss) from continuing operations before
  cumulative effect of change in accounting
  principle.....................................   $        1.76    $        0.81    $       (3.20)
Discontinued operations.........................                                              1.79
Cumulative effect of change in accounting
principle.......................................                            (0.12)
                                                   -------------    -------------    -------------
Earnings per common share.......................   $        1.76    $        0.69    $       (1.41)
                                                   -------------    -------------    -------------
                                                   -------------    -------------    -------------
FULLY DILUTED:
Weighted average shares outstanding:
  Common stock..................................     104,535,218      105,436,860      105,608,423
  Common stock issuable.........................       8,420,122        2,532,543
  Common stock equivalents......................         551,936           61,389           73,056
                                                   -------------    -------------    -------------
Total...........................................     113,507,276      108,030,792      105,681,479
                                                   -------------    -------------    -------------
                                                   -------------    -------------    -------------
Income (loss) from continuing operations before
  cumulative effect of change in accounting
  principle.....................................   $       242.2    $       125.2    $      (291.0)
Net income from discontinued operations.........                                             189.4
Cumulative effect of change in accounting
principle.......................................                            (12.7)
                                                   -------------    -------------    -------------
Net income (loss)...............................           242.2            112.5           (101.6)
Preferred dividends.............................           (42.3)           (37.6)           (47.9)
                                                   -------------    -------------    -------------
Net income (loss) applicable to common stock....   $       199.9    $        74.9    $      (149.5)
                                                   -------------    -------------    -------------
                                                   -------------    -------------    -------------
Earnings Per Common Share:
Income (loss) from continuing operations before
  cumulative effect of change in accounting
  principle.....................................   $        1.76    $        0.81    $       (3.20)
Discontinued operations.........................                                              1.79
Cumulative effect of change in accounting
  principle.....................................                            (0.12)
                                                   -------------    -------------    -------------
Earnings per common share.......................   $        1.76    $        0.69    $       (1.41)
                                                   -------------    -------------    -------------
                                                   -------------    -------------    -------------
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